                                   EXHIBIT 5
   ______________________                            ______________________
                             TROUTMAN SANDERS LLP
                               ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP

                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3995
                 INTERNET:  Thomas.Powell@troutmansanders.com

Thomas O. Powell                                                    404-885-3294

                               March 6, 1998


PAB Bankshares, Inc.
3102 North Oak Street Extension
Valdosta, Georgia 31602


   Re: Merger of Investors Financial Corporation with and into PAB Bankshares, Inc.

Ladies and Gentlemen:


     We have served as counsel to PAB Bankshares, Inc. ("PAB"), a Georgia corporation, in connection with the execution and delivery of the Agreement and Plan of Merger, dated December 31, 1997 (the "Agreement"), by and among PAB, Investors Financial Corporation ("Investors"), a Georgia corporation, and Investors wholly-owned national subsidiary, Bainbridge National Bank ("Bank") pursuant to which Investors will merge with and into PAB (the "Merger").

     In rendering this opinion, we have examined (i) the corporate books and records of PAB, (ii) the Amended Registration Statement on Form S-4 filed by the PAB with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on March 6, 1998, in connection with the registration of 855,057 shares of common stock, no par value per share
(the "Shares"), of PAB and (iii) the Agreement, and made such other investigations as we have deemed necessary. In such examinations we have assumed the genuineness of all signatures on all original documents, the conformity to the original documents of all copies submitted to us, and (except where our opinion expressly addresses execution and delivery) the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

     As to questions of fact material to this opinion, we have relied solely upon the representations and warranties as to factual matters contained in certificates and statements of officers of PAB and certain public officials and upon the accuracy and completeness of the representations and warranties of the parties to the Agreement. We have made no independent investigations with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

     Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the Merger shall have been consummated in accordance with the Agreement and the applicable provisions of the Georgia Business Corporation Code; (ii) the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, shall have been complied with; and (iii) the applicable provisions of securities or "blue sky" laws of various states shall have been complied with, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of PAB in compliance with the Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of common stock of PAB.

     We are admitted to practice law in the State of Georgia only and do not hold ourselves out as being experts on the law of any other jurisdiction.

     This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related prospectus.


                                 Sincerely,

                                 /s/ Thomas O. Powell
                                 Thomas O. Powell

TOP:llt
cc:       R. Bradford Burnette, President
          Ralph F. MacDonald, III, Esquire

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